EXHIBIT 23.2

SNODGRASS

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of LINKBANCORP, Inc. and subsidiaries, of our report dated March 31, 2025, relating to our audit of the consolidated financial statements of LINKBANCORP, Inc. and subsidiaries, appearing in the Annual Report on Form 10‑K of LINKBANCORP, Inc. for the year ended December 31, 2024.

/s/ S.R. Snodgrass, P.C.

Conshohocken, Pennsylvania
June 12, 2025